SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                      NOVEMBER 26, 2003 (NOVEMBER 25, 2003)



                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



    OKLAHOMA                        1-13726                       73-1395733
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(State or other jurisdiction     (Commission File No.)         (IRS Employer
    of incorporation)                                       Identification No.)


            6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA 73118
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(Address of principal executive offices)                          (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

         Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on November 25, 2003. The following was included in the Press Release:


                     CHESAPEAKE ENERGY CORPORATION ANNOUNCES
                     RECEIPT OF CONSENTS TO AMEND INDENTURE

OKLAHOMA CITY, November 25, 2003 -- Chesapeake Energy Corporation (NYSE:CHK) announced today, pursuant to its previously announced cash tender offer and consent solicitation (the "Offer") for any and all of its $110,669,000 aggregate principal amount outstanding of 8.5% Senior Notes due 2012 (the "Notes") (CUSIP # 165167AN7), it has received the consents necessary to adopt certain proposed amendments to the indenture governing the Notes. The proposed amendments will eliminate substantially all of the restrictive covenants of the indenture. Adoption of the proposed amendments requires the consent of holders of at least a majority of the aggregate principal amount of the outstanding Notes.

Holders who validly tendered their Notes by 5:00 p.m., Eastern Standard Time, on November 25, 2003 (the "Consent Date"), and consented to the proposed amendments will receive the total consideration of $1,063.37 per $1,000.00 principal amount of Notes accepted for purchase, consisting of (i) the purchase price of $1,033.37 and (ii) the consent payment of $30.00, plus accrued interest up to, but not including, the date of acceptance. Acceptance of and payment for such Notes is expected to occur on November 26, 2003, subject to satisfaction or waiver of certain conditions. Upon payment for such Notes, the amendments will become effective.

The Offer is scheduled to expire at 12:00 midnight, Eastern Standard Time, on December 10, 2003, unless extended (the "Expiration Date"). Holders who validly tender their Notes after the Consent Date and prior to the Expiration Date will receive the purchase price of $1,033.37 per $1,000.00 principal amount of Notes accepted for purchase. Payment for Notes tendered after the Consent Date is expected to be on or about December 11, 2003. All holders whose Notes are accepted for payment will also receive accrued and unpaid interest up to, but not including, the applicable date of payment for the Notes.

The Offer is subject to the satisfaction of certain conditions, including the completion of a recently announced private offering of senior notes which will be used to finance the Offer. The terms of the Offer are described in the Company's Offer to Purchase and Consent Solicitation Statement dated November 12, 2003, copies of which may be obtained from D.F. King & Co., Inc., the information agent for the Offer, at (800) 628-8532 (US toll free) and (212) 493-6920 (collect).

The Company has engaged Banc of America Securities LLC to act as dealer manager and solicitation agent in connection with the Offer. Questions regarding the Offer may be directed to Banc of America Securities LLC, High Yield Special Products, at (888) 292-0070 (US toll-free) and (704) 388-4813 (collect).

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The Offer was made solely by the Offer to Purchase and Consent Solicitation Statement dated November 12, 2003.



THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS INCLUDE ESTIMATES AND GIVE OUR CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS. ALTHOUGH WE BELIEVE OUR FORWARD-LOOKING STATEMENTS ARE REASONABLE, THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES.

CHESAPEAKE ENERGY CORPORATION IS ONE OF THE SIX LARGEST INDEPENDENT NATURAL GAS PRODUCERS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT REGION OF THE UNITED STATES.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CHESAPEAKE ENERGY CORPORATION


                                          BY: /S/ AUBREY K. MCCLENDON
                                              ---------------------------------
                                                  AUBREY K. MCCLENDON
                                               Chairman of the Board and
                                                Chief Executive Officer

Dated:        November 26, 2003

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